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                                                                   Exhibit 10.14


                           EXCIPIENT SUPPLY AGREEMENT


         This EXCIPIENT SUPPLY AGREEMENT (the "Agreement") is made as of the ___ day of ________________, 1998 between PENFORD CORPORATION, a Washington corporation (previously known as PENWEST, LTD.) ("Penford"), and PENWEST PHARMACEUTICALS CO., a Washington corporation ("Penwest").


                                    RECITALS:

         WHEREAS, the Board of Directors of Penford has determined that it is in the best interest of Penford and its shareholders to separate the pharmaceutical division of its business from the food and paper division of its business;

         WHEREAS, Penford and Penwest wish to enter into an agreement describing the terms and conditions upon which Penford will manufacture and supply to Penwest, and Penwest will purchase from Penford, EMDEX(R) and CANDEX(R) (sugar based tabletting binders hereinafter referred to as "Pharmaceutical Excipients") in bulk form; and

         WHEREAS, this Agreement is entered into pursuant to the Separation and Distribution Agreement dated as of June __, 1998 between Penford and Penwest (the "Separation and Distribution Agreement");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereto agree as follows:


                                    ARTICLE 1
                       SUPPLY OF PHARMACEUTICAL EXCIPIENTS

         1.1 PURCHASES OF PHARMACEUTICAL EXCIPIENTS. Except as otherwise set forth herein, commencing as of the Distribution Date (as defined in the Separation and Distribution Agreement) (the "Effective Date"), Penwest shall purchase exclusively from Penford, Penwest's requirements for Pharmaceutical Excipients. Penford shall manufacture and sell Pharmaceutical Excipients to Penwest in bulk form.

         1.2      PRODUCTION PLANNING; FORECASTS.

                  (a) To facilitate Penford's planning for the supply of Pharmaceutical Excipients, Penwest shall give Penford, at the beginning of every calendar quarter, an estimate of its requirements of the Pharmaceutical Excipients for the following twelve (12) months (the "Rolling Forecast"). The Rolling Forecast shall specify the monthly estimate for the first six (6) months of the forecast period and the quarterly estimate for the next six (6) months based on calendar quarters.





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                  (b)      Penwest shall furnish Penford firm written purchase
orders for its planned monthly requirements of Pharmaceutical Excipients no later than thirty (30) days prior to the required date for receipt of the shipment. Such firm purchase orders shall be equal to no less than eighty percent (80%) of the monthly estimate contained in the Rolling Forecast. The form of purchase order to be used by Penwest shall be agreed upon by the parties in advance of Penwest submitting firm orders for Pharmaceutical Excipients.

                  (c) Penford shall deliver Pharmaceutical Excipients F.O.B. Penford's place of manufacture by the required date for receipt of the shipment.

                  (d) All invoices for Pharmaceutical Excipients shall be due and payable within thirty (30) days from the date of invoice to Penwest, which date of invoice shall not be earlier than the date of shipment.

                  (e) Penford shall inform Penwest as soon as possible regarding any anticipated long-term or short-term supply problems.

         1.3 INSPECTIONS. Throughout the period during which Penford is responsible for the manufacture of Pharmaceutical Excipients for sale to Penwest, Penwest shall have the right, on ten (10) days prior notice, to inspect the manufacturing facility of Penford at which a Pharmaceutical Excipient is being manufactured to assure compliance with (i) the terms and conditions of this Agreement; (ii) current approved standards of Good Manufacturing Practice
(cGMP); and (iii) environmental laws and regulations; provided, however, that such inspections (a) shall not be undertaken more frequently than once per calendar year unless such inspection reveals a cause for further investigation, and (b) shall be during normal business hours and not unreasonably interrupt the operations of Penford.


                                    ARTICLE 2
                               MANUFACTURING PRICE

         2.1 PHARMACEUTICAL EXCIPIENT PRICE. The price at which Penford shall sell Pharmaceutical Excipients to Penwest (the "Purchase Price") shall be as set forth in EXHIBIT A.




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                                    ARTICLE 3
                              WARRANTY; COMPLAINTS

         3.1 WARRANTY. Penford warrants that each Pharmaceutical Excipient, when supplied by Penford to Penwest hereunder and through the product expiration date thereafter, shall meet the product specifications for such Pharmaceutical Excipient set forth on EXHIBIT B hereto, as such specifications may be modified from time to time by mutual agreement of the parties (the "Specifications"). In addition, Penford warrants that all Pharmaceutical Excipients delivered hereunder shall be produced in accordance with cGMP and all applicable laws, rules and regulations. Except as otherwise provided in this Agreement, Penford's only liability for breach of this warranty shall be to replace, at its own expense, the non-conforming Pharmaceutical Excipient as provided in Section 3.2(b). EXCEPT FOR THE CONTRACTUAL PROVISIONS EXPRESSLY SET FORTH IN THIS AGREEMENT, PENFORD DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO PHARMACEUTICAL EXCIPIENTS, INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In no event shall Penford be liable to Penwest for special, incidental, indirect or consequential damages arising out of the manufacture, use or sale of any Pharmaceutical Excipient whether based on contract, tort or any other legal theory.

         3.2 COMPLAINTS REGARDING PHARMACEUTICAL EXCIPIENTS. In the event Penwest has a complaint with respect to a Pharmaceutical Excipient supplied to Penwest, then:

                  (a) if Penwest's complaint concerns the quantity of such Pharmaceutical Excipient, Penwest shall provide Penford written notice of its complaint and provide sufficient evidence to substantiate the short quantity. Upon receipt of such written notice and substantiating evidence, Penford shall supply to Penwest as promptly as practicable, however in no event later than forty-five (45) days, the said short quantity of such Pharmaceutical Excipient. Such replacement quantity shall be provided by Penford at no additional cost to Penwest, assuming that Penwest has already paid for the agreed upon quantity;

                  (b) if Penwest's complaint concerns the quality of such Pharmaceutical Excipient (non-compliance with the Specifications (as defined below)), Penwest shall provide Penford written notice of its complaint and provide sufficient analytical evidence, based on the use of assays reasonably acceptable to Penford, to substantiate the impairment. Upon receipt of such written notice and substantiating evidence, the impaired amount of Pharmaceutical Excipients shall be replaced by Penford with an equal amount of Pharmaceutical Excipients conforming with the Specifications (as defined below), as promptly as practicable, however, in no event later than forty-five (45) days. Such replacement quantity shall be provided by



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Penford at no additional cost to Penwest, assuming that Penwest has already paid for such replacement quantity;

                  (c) should Penford disagree with the substantiating evidence provided by Penwest, Penford shall supply the replacement quantity of Pharmaceutical Excipients in accordance with the terms of paragraphs (a) and (b) of this Section 3.2, and then both parties shall immediately and jointly carry out the necessary analysis to verify whether Penwest's complaint is justified. Should said analysis confirm the validity of the complaint by Penwest, then the matter shall be deemed conclusively resolved. Should said analysis confirm the invalidity of the complaint by Penwest, then Penford shall invoice Penwest for the replacement quantity provided in accordance with the terms of this Agreement;

                  (d) in the event that a disagreement concerning the quantity or quality of a Pharmaceutical Excipient continues after the joint analyses by Penwest and Penford, the matter shall be submitted to an independent laboratory chosen by Penwest and reasonably acceptable to Penford. The findings of this independent laboratory, based on the use of assays reasonably acceptable to both Penford and Penwest, shall be final and binding on both Penford and Penwest and the fees and expenses of this independent laboratory shall be paid by the non-prevailing party; and

                  (e) this Section 3.2 sets forth Penwest's exclusive remedy for any complaint described in this Section 3.2. In no event shall Penford be liable for any special, incidental, indirect or consequential damages arising out of or associated with any such complaint.


                                   ARTICLE 4
                        PRODUCT LIABILITY INDEMNIFICATION

         4.1 PRODUCT LIABILITY INDEMNIFICATION BY PENFORD. Penford agrees to defend Penwest and its affiliates and sublicensees, at Penford's cost and expense, and to indemnify and hold Penwest and its affiliates and sublicensees, and their respective directors, officers, employees and agents (the "Penwest Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to personal injury from the development, manufacture, importation, use, sale or other disposition of a Pharmaceutical Excipient manufactured by or for Penford, to the extent that such claim arises out of a failure by Penford to manufacture such Pharmaceutical Excipient in conformity with the Specifications and other requirements set forth in Section 3.1. In the event of any such claim against the Penwest Indemnified Parties by any party, Penwest shall promptly notify Penford in writing of the claim and Penford shall manage and control, at its sole expense, the defense of the claim and its settlement. The Penwest Indemnified Parties shall cooperate with Penford and may, at their option and expense, be represented in any



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such action or proceeding. Penford shall not be liable for any litigation costs or expenses incurred by the Penwest Indemnified Parties without Penford's written authorization so long as Penford has assumed the defense thereof as provided in this Section 4.1.

         4.2 PRODUCT LIABILITY INDEMNIFICATION BY PENWEST. Penwest agrees to defend Penford and its affiliates and sublicenses, at Penwest's cost and expense, and to indemnify and hold Penford and its affiliates and sublicensees, and their respective directors, officers, employees and agents (the "Penford Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to personal injury from the development, manufacture, importation, use, sale or other disposition of any Pharmaceutical Excipient sold by Penford to Penwest except to the extent that such claim arises out of a failure by Penford to manufacture such Pharmaceutical Excipient in accordance with the specifications and other requirements set forth in Section 3.1. In the event of any such claim against the Penford Indemnified Parties by any party, Penford shall promptly notify Penwest in writing of the claim and Penwest shall manage and control, at its sole expense, the defense of the claim and its settlement. The Penford Indemnified Parties shall cooperate with Penwest and may, at their option and expense, be represented in any such action or proceeding. Penwest shall not be liable for any litigation costs or expenses incurred by the Penford Indemnified Parties without Penwest's written authorization so long as Penwest has assumed the defense thereof as provided in this Section 4.2.


                                    ARTICLE 5
                         RIGHT OF PENWEST TO MANUFACTURE

         5.1 DEFAULT EVENTS. With respect to each Pharmaceutical Excipient, in the event that Penford (a) fails to provide Penwest with such Pharmaceutical Excipient in accordance with the forecast and order procedures of Article 1 hereof and such failure results in a shortfall of twenty percent (20%) or more for any single calendar quarter or between fifteen percent (15%) and twenty-five percent (25%) for any two consecutive calendar quarters, or (b) supplies Penwest with Pharmaceutical Excipients which fail on more than two occasions to conform to the Specifications (and Penford is unable to remedy the nonconformity in accordance with Article 3 hereof), then Penwest shall have the right to purchase such Pharmaceutical Excipient from a bona fide third party supplier or manufacturer of such Pharmaceutical Excipient.

         5.2 COMPETITIVE BID OPTION. With respect to each Pharmaceutical Excipient, in the event that Penwest can reasonably demonstrate to Penford that a bona fide third party supplier has the documented capacity to manufacture such Pharmaceutical Excipient of at least the same quality as the Pharmaceutical Excipients manufactured by or for Penford, in at least the same quantity and at a cost that is less than ninety percent (90%) of the Purchase Price for such Pharmaceutical



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Excipient currently charged Penwest by Penford, then Penford shall have sixty
(60) days in which to reduce its Purchase Price for such Pharmaceutical Excipient to the price to be charged Penwest by such third party. If within such sixty (60) day period, Penford fails to reduce its Purchase Price for such Pharmaceutical Excipient to the price to be charged by such third party, then Penwest shall have the right to purchase any and all amounts of such Pharmaceutical Excipient from such third party. Penwest shall notify Penford in writing of any decision by Penwest to acquire Pharmaceutical Excipients from such bona fide third party, and this Agreement shall thereafter be terminable with respect to such Pharmaceutical Excipient at any time at Penford's election.

         5.3 COOPERATION BY PENFORD. In the event that Penwest chooses to purchase any Pharmaceutical Excipients from a bona fide third party supplier pursuant to Sections 5.1 and 5.2, Penford shall cooperate with such third party supplier and shall make available, free of charge, any and all technology which is necessary or required to enable the third party supplier selected by Penwest to manufacture such Pharmaceutical Excipients. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, such bona fide third party supplier shall enter into a confidentiality agreement in form and substance satisfactory to Penford to keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any information of or concerning Penford which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any excipient supply agreement entered into between Penwest and such third party supplier; provided, however, that such obligation to maintain confidentiality shall not apply to information which (i) at the time of disclosure was in the public domain; (ii) was already independently in the possession of such third party supplier at the time of disclosure, or (iii) was received by such third party supplier from a third party who did not receive such information from the disclosing party under an obligation of confidentiality.

                                   ARTICLE 6
                                  TERMINATION

         6.1 TERMINATION BY PENFORD. Without prejudice to any other rights it may have hereunder or at law or in equity, Penford may terminate this Agreement in the event of any of the following:

                  (a) upon a material breach of this Agreement by Penwest which, if curable and not a payment default, is not cured by Penwest within ninety (90) days of a written notice thereof by Penford or which, if a payment default, is not cured within thirty (30) days of a written notice thereof by Penford; or

                  (b) upon written notice at least one year prior to such termination.



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         6.2      TERMINATION BY PENWEST. Without prejudice to any other rights it may have hereunder or at law or in equity, Penwest may terminate this Agreement in the event of any of the following:

                  (a) upon a material breach of this Agreement by Penford which, if curable, is not cured by Penford within ninety (90) days of a written notice thereof by Penwest; or

                  (b) upon written notice at least one year prior to such termination.

         6.3 SURVIVAL OF OBLIGATIONS. Notwithstanding any termination of this Agreement, (a) neither party shall be relieved of any obligation incurred prior to such termination and (b) the obligations of the parties with respect to the protection and nondisclosure of Confidential Information (Article 7), as well as any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable.


                                    ARTICLE 7
                            CONFIDENTIAL INFORMATION

         7.1 CONFIDENTIALITY. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any information of or concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provisions of this Agreement or which it may have obtained from the other party before the commencement of this Agreement that relates to the subject matter of this Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to information which (i) at the time of disclosure was in the public domain; (ii) was already independently in the possession of the receiving party at the time of disclosure, or (iii) was received by the receiving party from a third party who did not receive such information from the disclosing party under an obligation of confidentiality.



                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 TERM. The initial term of this Agreement shall commence on the Effective Date and, subject to earlier termination pursuant to Article 6, continue until December 31, 2003, and any subsequent renewal terms provided that this Agreement shall automatically renew at the end of the initial term for successive one year terms unless either party, at least ninety (90) days prior to the expiration of the initial or renewal terms, provides written notice of its election not to renew the term.




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         8.2      INDEPENDENT STATUS OF PARTIES. Each party shall act as an
independent contractor and shall not bind nor attempt to bind the other party to any contract, or any performance of obligations outside of this Agreement. Nothing contained or done under this Agreement shall be interpreted as constituting either party the agent of the other in any sense of the term whatsoever unless expressly so stated.

         8.3 FORCE MAJEURE In the event of strikes, lock-outs or other industrial disturbances, rebellions, mutinies, epidemics, landslides, lightning, earthquakes, fires, storms, floods, sinking, drought, civil disturbances, explosions, acts or decisions of duly constituted municipal, state or national governmental authorities or of courts of law, as well as impossibility to obtain equipment, supplies, fuel or other required materials, in spite of having acted with reasonable diligence, or by reason of any other causes, which are not under the control of the party requesting the abatement of performance, or causes due to unexpected circumstances which may not be possible to eliminate or overcome with due diligence by such party ("Force Majeure"), the parties agree that, if either of them find themselves wholly or partially unable to fulfill their respective obligations in this Agreement by reasons of Force Majeure, the party affected will advise the other party in writing of its inability to perform giving a detailed explanation of the occurrence of the event which excuses performance as soon as possible after the cause or event has occurred. If said notice is given, the performance of the party giving the notification, except the payment of funds, shall be abated for so long as performance may be prevented by such event of Force Majeure. Except for the payment of funds that are due and payable, neither party shall be required to make up any performance that was prevented by Force Majeure.

         8.4 PUBLICITY. Each of Penwest and Penford shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to any transactions contemplated hereby.

         8.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington.

         8.6 NOTICES. Notices hereunder shall be effective if given in writing and delivered or mailed, postage prepaid, by registered or certified mail to:


                  Penford Corporation
                  777-108th Avenue NE
                  Suite 2390
                  Bellevue, WA  98004-5193
                  Attention: The President


         or to:




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                  Penwest Pharmaceuticals Co.
                  2981 Route 22
                  Patterson, NY  12563-9970
                  Attention: The President

         8.7 ENTIRE AGREEMENT. This Agreement contains the full understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties.

         8.8 HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.9 CONSTRUCTION. Each provision of this Agreement shall be interpreted in a manner to be effective and valid to the fullest extent permissible under applicable law. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement which shall remain in full force and effect.

         8.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable, in whole or in part, without the prior written consent of the parties hereto or except in connection with a sale by a party of all or substantially all of its assets and any attempt to effect any such assignment without such consent shall be void.

         8.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         8.12 AMENDMENTS; WAIVERS. This Agreement may be amended or modified only in writing executed on behalf of Penford and Penwest. No waiver shall operate to waive any further or future act and no failure to object of forbearance shall operate as a waiver.

         8.13 EXHIBITS. Exhibits to this Agreement shall be deemed to be an integral part hereof, and schedules or exhibits to such Exhibits shall be deemed to be an integral part thereof.

         8.14 ARBITRATION. Any dispute, controversy or claim arising out of or in connection with this Agreement (including any questions of fraud or questions concerning the validity and enforceability of this Agreement or any of the rights



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herein), shall be determined and settled by arbitration in Seattle, Washington, pursuant to the rules then in effect of the American Arbitration Association as modified by this paragraph. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in any court having competent jurisdiction. The party submitting such dispute shall give written notice to that effect to the other party, stating the dispute to be arbitrated and the name and address of a person designated to act as arbitrator on its behalf. Within fifteen (15) days after such notice, the other party shall give written notice to the first party stating the name and address of a person designated to act as a substitute on its behalf. In the event that the second party shall fail to notify the first party of its designation of an arbitrator within the time specified, then the first party shall request the American Arbitration Association to appoint a second arbitrator. The two arbitrators so chosen shall meet within fifteen (15) days after the second arbitrator has been appointed to appoint a third arbitrator. If the two arbitrators are unable to agree on the appointment of a third arbitrator within such fifteen (15) day period, either party may request the American Arbitration Association to appoint a third arbitrator. Each arbitrator appointed hereunder shall be independent of the parties and either party may disqualify an arbitrator who is or is affiliated with a supplier, customer or competitor of either party without the consent of the other party. Each arbitrator shall be reasonably knowledgeable regarding the area or areas in dispute. The arbitrators shall follow substantive rules of law and the Federal Rules of Evidence, require the parties to conduct discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure in an expeditious manner, cause testimony to be transcribed, and make an award accompanied by findings of fact and a statement of reasons for the decision. All costs and expenses, including attorney's fees, of all parties incurred in any dispute which is determined and/or settled by arbitration pursuant to this paragraph shall be borne by the party determined to be liable in respect of such dispute; provided, however, that if complete liability is not assessed against only one party, the parties shall share the total costs in proportion to their respective amounts of liability so determined. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved. Each party, and the arbitrators, shall use their best efforts, subject to reasonable prosecution of the arbitration, court order and disclosure required under securities laws, to keep the subject matter of the arbitration and confidential information of each party confidential, and the arbitrators are authorized to impose such protective orders as they may deem appropriate for such purpose.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                        PENFORD CORPORATION



                                        By:
                                            -----------------------------------


                                        Title:
                                               -------------------------------



                                        PENWEST PHARMACEUTICALS CO.


                                        By:
                                            -----------------------------------


                                        Title:
                                               -------------------------------





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                                    EXHIBIT A


         The purchase price for the Pharmaceutical Excipients during the period from the Effective Date through December 31, 1999 shall be $0.33 per pound. Beginning on January 1, 2000, a new purchase price shall be negotiated in good faith by the parties on an annual basis or for such other period of time as the parties may agree upon. If the parties fail to reach agreement on a new purchase price, the then current purchase price shall remain in effect, provided that either party shall have the right to terminate this Agreement upon ninety (90) days prior written notice.






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